UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 11, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code       (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 11, 2006, Symantec Corporation (“Symantec”) adopted the FY07 Executive Annual Incentive Plans for executive officers of Symantec, including the named executive officers. Under the terms of these plans, the named executive officers will be eligible to receive performance-based incentive bonuses equivalent to the bonuses payable under, and upon terms substantially similar to, Symantec’s FY06 Executive Annual Incentive Plans. The target payouts under the FY07 Executive Annual Incentive Plans are 60% to 125% of a participant’s annual base salary. The actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); and (b) achievement of targeted annual earnings per share growth of Symantec (50% weighting). The measurement period for targeted revenue and earnings per share growth is the fiscal year ending on March 30, 2007. During the fiscal year, no participant shall receive an award of more than $5 million under the FY07 Executive Annual Incentive Plans.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Form of FY07 Executive Annual Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: June 15, 2006	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Form of FY07 Executive Annual Incentive Plan